EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Factory Card & Party Outlet Corp. and subsidiary on Form S-8 of our report dated March 5, 2003, appearing in the Annual Report on Form 10-K of Factory Card & Party Outlet Corp. and subsidiary for the 43 weeks ended February 1, 2003 (Successor Company Operations) and the nine weeks ended April 6, 2002 (Predecessor Company Operations).

/s/    Deloitte & Touche LLP

Chicago, Illinois

August 21, 2003